Exhibit 5.1

July 20, 2022

Nocera, Inc.

3F (Building B), No. 185, Sec. 1, Datong Rd.

Xizhi Dist., New Taipei City 221, Taiwan

Re: Registration Statement on Form S-1 (File No. 333-264059)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (File No. 333-264059), as amended (the “Registration Statement”), of Nocera, Inc., a Nevada corporation (the “Company”), originally filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on April 1, 2022, in connection with the offering by the Company of: (i) an aggregate of 2,702,500 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), including up to 352,500 shares that may be sold pursuant to the underwriters’ over-allotment option; (ii) 2,702,500 warrants (the “Warrants”) to purchase an aggregate of 5,405,000 shares of Common Stock (the “Warrants Shares”). The Company is also offering up to an aggregate of 135,125 warrants (the “Representative Warrants”) to purchase an aggregate of 135,125 shares of Common Stock (the “Warrant Shares”) to Spartan Capital Securities, LLC and Revere Securities LLC, the representatives of the underwriters named on Schedule I to that certain underwriting agreement to be entered into by and between the Company and the underwriters.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company; (ii) the Warrant Shares and the Representative Warrant Shares, when issued against payment therefor in accordance with the terms set forth in the Warrants and the Representative Warrants, respectively, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company; and (iii) the Warrants and the Representative Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

Our opinions expressed herein are limited to the laws of the State of New York and the Nevada Revised Statutes. The opinions expressed herein are based upon the laws of the State of New York and the Nevada Revised Statutes in effect on the date hereof and as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities Exchange Commission.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil LLP

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